EXHIBIT 99.1

News Release

First Solar, Inc. Announces First Quarter 2015 Financial Results

•	Net sales of $469 million

•	GAAP loss per fully diluted share of ($0.62)

•	Cash and marketable securities of $1.5 billion, net cash of $1.2 billion

•	593MWdc of new bookings. Year to date bookings of 905MWdc

•	16.3% lead line efficiency at end of April. 15.6% average lead line efficiency for Q1

TEMPE, Ariz., Apr 30, 2015 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the first quarter of 2015. Net sales were $469 million in the quarter, a decrease of $539 million from the fourth quarter of 2014. The sequential decrease in net sales resulted from retaining projects which would otherwise have generated revenue in anticipation of the Company’s announced plans to pursue a YieldCo. In addition, delays on multiple projects in the current quarter, a higher mix of module only sales and the sale of the SolarGen 2 project in the prior quarter contributed to the lower revenue.
The Company reported a first quarter GAAP loss per fully diluted share of ($0.62), compared to earnings of $1.89 in the prior quarter. The decrease in net income compared to the prior quarter was due to lower revenue, the mix of systems projects under construction and a higher proportion of module only and module plus sales.
Cash and marketable securities at the end of the first quarter were approximately $1.5 billion, a decrease of approximately $507 million compared to the prior quarter. Cash flows used in operations were $418 million in the first quarter. The decrease in cash and marketable securities during the quarter was due also to the increase in project construction on balance sheet in preparation for a YieldCo launch.
“As anticipated, the first quarter was a transitional period as we executed on our plans to form 8point3 Energy Partners” said Jim Hughes, CEO of First Solar. “We continue to enhance the overall strength of our business with our lead line now running at 16.3% efficiency and our announced strategic alliance with Caterpillar”.
The Company also provided guidance for the second quarter of 2015 as follows:

•	Net Sales of $750 to $850 million

•	Earnings of $0.45 to $0.55 per fully diluted share, including a non-recurring tax benefit of approximately $0.40

•	Cash flow used in operating activities of ($250) to ($350) million
*Earnings per share guidance excludes impact related to potential 8point3 Energy Partners IPO transaction occurring in Q2
First Solar has scheduled a conference call for today, April 30, 2015 at 5:00 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.
An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Wednesday, May 6, 2015 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 3108257. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.
For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs, warranties, solar module efficiency and balance of systems cost reduction roadmaps, product reliability and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.
Contacts
First Solar Investors
David Brady
+1 602 414-9315
dbrady@firstsolar.com
or
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com
First Solar Media

Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$779,908	$1,482,054
Marketable securities	704,674	509,032
Accounts receivable trade, net	254,217	135,434
Accounts receivable, unbilled and retainage	81,587	76,971
Inventories	496,599	505,088
Balance of systems parts	119,959	125,083
Deferred project costs	311,118	29,354
Deferred tax assets, net	73,419	91,565
Assets held for sale	20,728	20,728
Notes receivable, affiliate	44,210	12,487
Prepaid expenses and other current assets	263,284	202,670
Total current assets	3,149,703	3,190,466
Property, plant and equipment, net	1,368,443	1,402,304
PV solar power systems, net	45,723	46,393
Project assets and deferred project costs	833,154	810,348
Deferred tax assets, net	210,536	222,326
Restricted cash and investments	421,875	407,053
Investments in unconsolidated affiliates and joint ventures	257,321	255,029
Goodwill	84,985	84,985
Other intangibles, net	118,364	119,236
Inventories	115,578	115,617
Note receivable, affiliate	9,127	9,127
Other assets	59,865	61,555
Total assets	$6,674,674	$6,724,439
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$202,755	$214,656
Income taxes payable	2,882	1,727
Accrued expenses	436,913	388,156
Current portion of long-term debt	42,123	51,918
Billings in excess of costs and estimated earnings	171,331	195,346
Payments and billings for deferred project costs	71,639	60,591
Other current liabilities	57,263	88,702
Total current liabilities	984,906	1,001,096
Accrued solar module collection and recycling liability	236,155	246,307
Long-term debt	200,386	165,003
Other liabilities	266,121	284,546
Total liabilities	1,687,568	1,696,952
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 100,791,414 and 100,288,942 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	101	100
Additional paid-in capital	2,698,134	2,697,558
Accumulated earnings	2,217,397	2,279,689
Accumulated other comprehensive income	71,474	50,140
Total stockholders’ equity	4,987,106	5,027,487
Total liabilities and stockholders’ equity	$6,674,674	$6,724,439

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$469,209	$950,158
Cost of sales	430,228	713,447
Gross profit	38,981	236,711
Operating expenses:
Research and development	34,756	38,773
Selling, general and administrative	67,688	58,664
Production start-up	6,650	—
Total operating expenses	109,094	97,437
Operating (loss) income	(70,113)	139,274
Foreign currency loss, net	(1,596)	(579)
Interest income	5,064	4,321
Interest expense, net	(194)	(410)
Other expense, net	(1,259)	(1,774)
(Loss) income before taxes and equity in earnings of unconsolidated affiliates	(68,098)	140,832
Income tax benefit (expense)	5,980	(28,853)
Equity in earnings of unconsolidated affiliates, net of tax	(174)	28
Net (loss) income	$(62,292)	$112,007
Net (loss) income per share:
Basic	$(0.62)	$1.12
Diluted	$(0.62)	$1.10
Weighted-average number of shares used in per share calculations:
Basic	100,375	99,591
Diluted	100,375	101,822

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